As filed with the Securities and Exchange Commission on July 23, 1999
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  EGLOBE, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                              13-3486241
             ----------                            ------------
   (State or other jurisdiction                 (I.R.S. employer)
of incorporation or organization)               identification No.

                                  EGLOBE, INC.
                   2000 PENNSYLVANIA AVENUE, N.W., SUITE 4800
                             WASHINGTON, D.C. 20006
                    (Address of principal executive offices)

                                  EGLOBE, INC.
                           401(K) PROFIT SHARING PLAN
                      ------------------------------------
                            (Full title of the plan)

                            CHRISTOPHER J. VIZAS, II
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  EGLOBE, INC.
                   2000 PENNSYLVANIA AVENUE, N.W., SUITE 4800
                             WASHINGTON, D.C. 20006
                                 (303) 691-2115
         --------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                             STEVEN M. KAUFMAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600

                                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE         AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
         REGISTERED               REGISTERED (1)          SHARE (2)              PRICE (2)           REGISTRATION FEE
=========================================================================================================================
  COMMON STOCK, PAR VALUE
           $.001                      100,000                 $2.6875              $268,750              $74.73
=========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee.
================================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Documents  containing the information  required to be provided in this
Part I will be separately sent or given to employees participating in the eGlobe, Inc. 401(k) Profit Sharing Plan (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          eGlobe,  Inc.,  formerly  known  as  Executive  TeleCard,   Ltd.  (the
"Registrant"), hereby incorporates by reference into this Registration Statement the following documents:

          (a) The Registrant's Annual Report on Form 10-K for the nine months ended December 31, 1998;

          (b)  All reports filed by the  Registrant  with the  Commission  under
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998;

          (c) The description of the Registrant's common stock, $.001 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 30, 1989 and as amended on Form 8-A on April 14, 1989; and

          (d)  All documents  subsequently  filed by the Registrant  pursuant to
               Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

          The Plan hereby incorporates by reference into this Registration Statement all documents subsequently filed by the Plan pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

          Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

          To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable. The Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

          The Registrant's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the Restated Certificate provides that the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

          In addition, the Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another Registrant or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or hers heirs, executors and administrators; provided, however, that, except as provided above, the Registrant will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. The Restated Certificate provides further that the right to indemnification described above is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Registrant (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Restated Certificate also provides that the Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant, and to a person who is or was serving at the request of the Registrant as an employee or agent of another Registrant or of a partnership, joint venture, trust or other enterprise, with the same scope and effect as the foregoing indemnification of directors and officers.

                                      * * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not  applicable.

ITEM 8. EXHIBITS.

   Exhibit
   Number        Description
  -------        ------------

   * 5.1        Internal Revenue Service determination letter.
   *10.1        eGlobe, Inc. 401(k) Profit Sharing Plan.
   *23.1        Consent of BDO Seidman, LLP.
   *23.2        Consent of PricewaterhouseCoopers LLP.
   *24.1        Power of Attorney (included on signature page).

-------------------
 * Filed herewith.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such
                    information  in  the   Registration   Statement.

                    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on July 22, 1999.

                                      eGLOBE, INC.

                                      By:/s/ Christopher J. Vizas, II
                                         ----------------------------
                                         Christopher J. Vizas, II
                                         Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Vizas, II, John E. Koonce, III and Anne E. Haas, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                              TITLE                             DATE
          ------------                            --------                          -------
/s/  Christopher J. Vizas, II
-------------------------------        Chairman, Chief Executive Officer and
       Christopher J. Vizas, II        Director (Principal Executive Officer)      July 22, 1999

/s/  John E. Koonce, III
------------------------------         Chief Financial Officer (Principal
      John E. Koonce, III              Financial Officer)                          July 22, 1999



            SIGNATURE                              TITLE                             DATE
          ------------                            --------                          -------
/s/ Anne E. Haas
------------------------------         Controller and Treasurer (Principal
       Anne E. Haas                    Accounting Officer)                         July 22, 1999

 /s/ David W. Warnes-
------------------------------         Director                                    July 22, 1999
      David W. Warnes


------------------------------         Director                                    July ___, 1999
      Richard H. Krinsley

/s/ Donald H. Sledge
------------------------------         Director                                    July 22, 1999
      Donald H. Sledge

/s/ James O. Howard
------------------------------         Director                                    July 22, 1999
      James O. Howard


------------------------------         Director                                    July ___, 1999
      Richard Chiang


------------------------------         Director                                    July ___, 1999
      John H. Wall


                                  EXHIBIT INDEX

   Exhibit

   Number         Description
  ------         --------------

   * 5.1         Internal Revenue Service determination letter.
   *10.1         eGlobe, Inc. 401(k) Profit Sharing Plan.
   *23.1         Consent of BDO Seidman, LLP.
   *23.2         Consent of PricewaterhouseCoopers LLP.
   *24.1         Power of Attorney (included on signature page).

-----------------
* Filed herewith.